AGREEMENT FOR SHARE EXCHANGE

THIS AGREEMENT FOR SHARE EXCHANGE (this “Agreement”) is dated as of August 15, 2005, by and among NT HOLDING CORP., a Nevada corporation (“NT”), Alan Lew, an individual with resident address at 385 Freeport#1, Sparks, NV, 89431 (“Alan Lew”) NEWFAIR ASSOCIATES LIMITED, a British Virgin Islands corporation (“NEWFAIR”), and the Shareholders of NEWFAIR who execute this Agreement (collectively the “SHAREHOLDERS”).

RECITALS:

NT and NEWFAIR desire to complete a share exchange transaction pursuant to which NT shall acquire all of the issued and outstanding common stock of NEWFAIR solely in exchange for the issuance of shares of voting stock of NT; and

THE Board of Directors of NT and the Board of Directors of NEWFAIR have each approved the proposed transaction, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement; and

THE SHAREHOLDERS are the owners of all of the issued and outstanding common stock of NEWFAIR; and

Alan Lew is an officer, director and majority shareholder of NT Holding Corp.

THE PARTIES desire to make certain representations, warranties and agreements in connection with completion of the proposed share exchange transaction.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

ARTICLE I

THE EXCHANGE

1.1        The Exchange. At the Closing (as hereinafter defined), NT shall acquire all of the issued and outstanding common stock of NEWFAIR from the SHAREHOLDERS. Consideration to be issued by NT shall be a total of 21,614,000 shares of its common stock (the “Exchange Shares”) in exchange for 100% of the issued and outstanding common stock of NEWFAIR. The Exchange Shares shall be issued in the amounts set forth in Exhibit A. The Exchange shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law. Immediately following completion of the share exchange transaction through issuance of the Exchange Shares, NT shall have a total of approximately 24,700,665 shares of its common stock issued and outstanding. For Federal income tax purposes, it is intended that the Exchange shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

1.2        Other Consideration. Immediately after the Closing, NT will transfer all of its assets and liabilities to its wholly owned subsidiary, PNC Lab, Inc., a Nevada corporation (“PNC”). NT will then distribute its equity in PNC to Alan Lew, an individual, who will undertake to assume all the liabilities of NT that have been transferred to PNC for a consideration of $130,000, of which $15,000 shall be held in escrow by the firm of Vincent & Rees, LC prior to Closing Date. At the Closing Date, such funds $15,000 which has been put into escrow (minus $5460 paid out to NT auditor and any other advances) will be transferred to PNC through NT. The remaining balance of $115,000 shall be paid by NT to PNC and thereafter transferred to the entities and individuals listed under Exhibit B hereto only upon NT successfully raising such funds from third party investors subsequent to the Closing Date, provided that such funding exceeds $115,000 in aggregate. NT will pay the $115,000 to PNC Labs within 12 months from the date of this executed document. Alan Lew shall execute an undertaking letter in the form attached in Exhibit C hereto to assume all liabilities of NT and PNC. Alan Lew will receive 200,000 additional shares of NT common stock for executing such undertaking.

1.3       Closing and Effective Time. Subject to the provisions of this Agreement, the parties shall hold a closing (the “Closing”) on (i) the first business day on which the last of the conditions set forth in Article V to be fulfilled prior to the Closing is fulfilled or waived or (ii) such other date as the parties hereto may agree (the “Closing Date”), at such time and place as the parties hereto may agree. Such date shall be the date of Exchange (the “Effective Time”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1       Representations and Warranties of NT. NT represents and warrants to NEWFAIR and the SHAREHOLDERS as follows:

(a)       Organization, Standing and Power. NT is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b)       Capital Structure. As of the date of execution of this Agreement, the authorized capital stock of NT consists of 5,000,000 shares of Preferred Stock with a par value of USD 0.001, of which no share is issued and outstanding and 100,000,000 shares of Common Stock with a par value of USD 0.001 per share, of which approximately 3,086,665 shares are currently issued and outstanding. NT has issued and outstanding warrants to purchase a total of 525,000 shares of Common Stock. The Exchange Shares to be issued pursuant to this Agreement shall be, when issued pursuant to the terms of the resolution of the Board of Directors of NT approving such issuance, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as otherwise specified herein, as of the date of execution of this Agreement, there are no other options, warrants, calls, agreements or other rights to purchase or otherwise acquire from NT at any time, or upon the happening of any stated event, any shares of the capital stock of NT whether or not presently issued or outstanding.

(c)       Certificate of Incorporation, Bylaws, and Minute Books. The copies of the Articles of Incorporation and of the Bylaws of NT which have been delivered to NEWFAIR are true, correct and complete copies thereof. The minute book of NT, which has been made available for inspection, contains accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of NT since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings.

(d)       Authority. NT has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of NT. No other corporate or shareholder proceedings on the part of NT are necessary to authorize the Exchange, or the other transactions contemplated hereby.

(e)       Conflict with Other Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a “violation”) pursuant to any provision of the Articles of Incorporation or Bylaws or any organizational document of NT or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to NT which violation would have a material adverse effect on NT taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”) is required by or with respect to NT in connection with the execution and delivery of this Agreement by NT or the consummation by NT of the transactions contemplated hereby.

(f)        Books and Records. NT has made and will make available for inspection by NEWFAIR upon reasonable request all the books of NT relating to the business of NT. Such books of NT have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to NEWFAIR by NT are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g)       Compliance with Laws. NT is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(h)       SEC Filings.  NT has filed all periodic reports required to be filed with the Securities and Exchange Commission and as of the date hereof, is current in its filing obligations.

(i)        Financial Statements and Tax Returns. Copies of NT’s audited financial statements for the fiscal year ended December 31, 2004, its unaudited financial statements for the periods ended March 31, 2005 and June 30, 2005, and of its tax return for the fiscal year 2004 have been delivered to NEWFAIR.

(j)         Litigation. There is no suit, action or proceeding pending, or, to the knowledge of NT, threatened against or affecting NT which is reasonably likely to have a material adverse effect on NT, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against NT having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(k)       Tax Returns. NT has duly filed any tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by any federal, state or local taxing authorities. There are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted upon NT.

2.2       Representations and Warranties of NEWFAIR. NEWFAIR represents and warrants to NT as follows:

(a)        Organization, Standing, Power and Business. NEWFAIR is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary. NEWFAIR, through its whooly owned subsidiary New Life Pharmaceutical Company Limited (incorporated in Hong Kong) owns 100% of Laiyang NewLife Foodstuff Company Limited (incorporated in the People’s Republic of China (the “PRC”)), 70% of Shandong Changli Pharmaceutical Company Limited (incorporated in the PRC) and Laiyang Runtong Health Care Company Limited (incorporated in the PRC). These companies are sometimes collectively referred to as the “NEWFAIR Group”. The NEWFAIR Group is principally engaged in the production and sale of pharmaceutical, healthcare and cosmetic products in the PRC.

(b)       Capital Structure. The authorized capital stock of NEWFAIR consists of 50,000 shares of Common Stock with a par value of US$1.00 per share. As of the date of execution of this Agreement, it has a total of ten shares of common stock issued and outstanding. All issued and outstanding shares of NEWFAIR stock are validly issued, fully paid and nonassessable and not subject to preemptive rights or other restrictions on transfer. All of the issued and outstanding shares of NEWFAIR were issued in compliance with all applicable securities laws. Except as otherwise specified herein, there are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from NEWFAIR at any time, or upon the happening of any stated event, any shares of the capital stock of NEWFAIR.

(c)       Certificate of Incorporation, Bylaws and Minute Books. The copies of the Certificate of Incorporation and of the other corporate documents of NEWFAIR which have been delivered to NT are true, correct and complete copies thereof. The minute books of

NEWFAIR which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of NEWFAIR since the date of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

(d)       Authority. NEWFAIR has all requisite power to enter into this Agreement and, subject to approval of the proposed transaction by the holders of 100% of its issued and outstanding shares which are entitled to vote to approve the proposed transaction, has the requisite power and authority to consummate the transactions contemplated hereby. Except as specified herein, no other corporate or shareholder proceedings on the part of NEWFAIR are necessary to authorize the Exchange and the other transactions contemplated hereby.

(e)       Conflict with Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of NEWFAIR or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to NEWFAIR or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to NEWFAIR in connection with the execution and delivery of this Agreement by NEWFAIR, or the consummation by NEWFAIR of the transactions contemplated hereby.

(f)        RESERVED

(g)       Books and Records. NEWFAIR has made and will make available for inspection by NT upon reasonable request all the books of account, relating to the business of NEWFAIR. Such books of account of NEWFAIR have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to NT by NEWFAIR are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(h)       Compliance with Laws. NEWFAIR is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(i)        Liabilities and Obligations. NEWFAIR has no material liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the NEWFAIR financial statements that have not been paid or discharged since the date thereof and (ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice and in accordance with this Agreement.

(j)        Litigation. There is no suit, action or proceeding pending, or, to the knowledge of NEWFAIR threatened against or affecting NEWFAIR, which is reasonably likely to have a material adverse effect on NEWFAIR, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against NEWFAIR having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(k)       Taxes. NEWFAIR has filed or will file within the time prescribed by law (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with all other jurisdictions where such filing is required by law; and NEWFAIR has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods. NEWFAIR knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefore.

(l)        Licenses, Permits; Intellectual Property. NEWFAIR owns or possesses in the operation of its business all material authorizations which are necessary for it to conduct its business as now conducted. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such authorizations.

2.3       Representations and Warranties of the Shareholders. By execution of this Agreement, each of the SHAREHOLDERS represents and warrants to NT as follows:

(a)       Shares Free and Clear. The shares of NEWFAIR which he or she owns are free and clear of any liens, claims, options, charges or encumbrances of any nature.

(b)       Unqualified Right to Transfer Shares. He or she has the unqualified right to sell, assign, and deliver the portion of the shares of NEWFAIR specified on Exhibit A and, upon consummation of the transactions contemplated by this Agreement, NT will acquire good and valid title to such shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.

(c)       Agreement and Transaction Duly Authorized. He or she is authorized to execute and deliver this Agreement and to consummate the share exchange transaction described herein. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which such SHAREHOLDER is a party or by which such SHAREHOLDER is bound.

ARTICLE III

COVENANTS RELATING TO CONDUCT OF BUSINESS

3.1       Covenants of NEWFAIR and NT. During the period from the date of this Agreement and continuing until the Effective Time, NEWFAIR and NT each agree as to themselves (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

(a)       Ordinary Course. Each party shall carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

(b)       Dividends; Changes in Stock. No party shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, or (ii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

(c)       Issuance of Securities. No party shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities.

(d)       Governing Documents. No party shall amend or propose to amend its Articles of Incorporation or Bylaws.

(e)       No Dispositions. Except for the transfer of assets in the ordinary course of business consistent with prior practice, no party shall sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to such party.

(f)        Indebtedness. No party shall incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice.

3.2      Other Actions. No party shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Exchange set forth in Article V not being satisfied.

ARTICLE IV

ADDITIONAL AGREEMENTS, COVENANTS AND RELATED TRANSACTIONS

4.1       Restricted NT Shares. The Exchange Shares will not be registered under the Securities Act, but will be issued pursuant to applicable exemptions from such registration requirements for transactions not involving a public offering and/or for transactions which constitute “offshore transactions” as defined in Regulation S under the Securities Act of 1933. Accordingly, the Exchange Shares will constitute “restricted securities” for purposes of the Securities Act and the holders of Exchange Shares will not be able to transfer such shares except upon compliance with the registration requirements of the Securities Act or in reliance upon an available exemption therefrom. The certificates evidencing the Exchange Shares shall contain a legend to the foregoing effect and the holders of such shares shall deliver at Closing an Investment Letter acknowledging the fact that the Exchange Shares are restricted securities and agreeing to the foregoing transfer restrictions.

4.2       Access to Information. Upon reasonable notice, NT and NEWFAIR shall each afford to the officers, employees, accountants, counsel and other representatives of the other company, access to all their respective properties, books, contracts, commitments and records and, during such period, each of NT and NEWFAIR shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

4.3       Legal Conditions to Exchange. Each of NT and NEWFAIR shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Exchange and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or upon any of their related entities or subsidiaries in connection with the Exchange. Each party shall take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by NT or NEWFAIR or any of their related entities or subsidiaries in connection with the Exchange or the taking of any action contemplated thereby or by this Agreement.

4.4        NT Board of Directors and Officers. The current directors of NT shall resign as of the Closing Date except that one of the directors shall remain in the board of directors and resigns only after NEWFAIR successfully appoints successors to the board of directors.

4.5        Additional Share Issuances. For a period of twelve months after the Closing Date, NT may not issue more than five percent (5%) of the total outstanding shares of NT as of the Closing Date under an exemption from registration under the Securities Act pursuant to Form S8 or similar form.

4.6        Acquisitions Using NT Equity. For a period of twelve months after the Closing Date, NT may not make an acquisition using equity of NT wherein the equity consideration consists of a premium of greater than 25% of the valuation of the acquiree For purposes of determining such valuation, NT will retain the services of an independent, third party registered valuation firm in the United States that will base their valuation on comparison of at least three other companies in similar industry.

4.7        Reverse split of NT common shares. For a period of twelve months after the Closing Date, NT may not make any reverse split on its common shares.

ARTICLE V

CONDITIONS PRECEDENT

5.1       Conditions to Each Party’s Obligation To Effect the Exchange. The respective obligations of each party to effect the Exchange shall be conditional upon the filing, occurring or obtainment of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby.

5.2       Conditions to Obligations of NT. The obligation of NT to effect the Exchange is subject to the satisfaction of the following conditions on or before the Closing Date unless waived by NT:

(a)       Representations and Warranties. The representations and warranties of NEWFAIR and of the SHAREHOLDERS set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and NT shall have received a certificate signed on behalf of NEWFAIR by the President of NEWFAIR and a certificate signed by each of the SHAREHOLDERS to such effect.

(b)       Performance of Obligations of NEWFAIR. NEWFAIR shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and NT shall have received a certificate signed on behalf of NEWFAIR by the President to such effect.

(c)       Closing Documents. NT shall have received such certificates and other closing documents as counsel for NT shall reasonably request.

(d)       No Dissenting Shares. SHAREHOLDERS holding 100% of the issued and outstanding common stock of number of shares of common stock of NEWFAIR shall have executed this Agreement and consented to completion of the share exchange transaction described herein.

(e)       Consents. NEWFAIR shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of NT, individually or in the aggregate, have a material adverse effect on NEWFAIR and its subsidiaries and related entities taken as a whole upon the consummation of the transactions contemplated hereby. NEWFAIR shall also have received the approval of its shareholders in accordance with applicable law.

(f)        Due Diligence Review. NT shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of NEWFAIR and shall not have determined that any of the representations or warranties of NEWFAIR contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that NEWFAIR is otherwise in violation of any of the provisions of this Agreement.

(g)       Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of NT, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against NEWFAIR, the consequences of which, in the judgment of NT, could be materially adverse to NEWFAIR.

5.3       Conditions to Obligations of NEWFAIR. The obligation of NEWFAIR to effect the Exchange is subject to the satisfaction of the following conditions unless waived by NEWFAIR:

(a)       Representations and Warranties. The representations and warranties of NT set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, NEWFAIR shall have received a certificate signed on behalf of NT by the President to such effect.

(b)       Performance of Obligations of NT. NT shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and NEWFAIR shall have received a certificate signed on behalf of NT by the President to such effect.

(c)       Closing Documents. NEWFAIR shall have received such certificates and other closing documents as counsel for NEWFAIR shall reasonably request.

(d)       Consents. NT shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby.

(e)       Due Diligence Review. NEWFAIR shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of NT and shall not have determined that any of the representations or warranties of NT contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that NT is otherwise in violation of any of the provisions of this Agreement.

(f)        Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of NEWFAIR, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against NT the consequences of which, in the judgment of NEWFAIR, could be materially adverse to NT.

ARTICLE VI

TERMINATION AND AMENDMENT

6.1       Termination. This Agreement may be terminated at any time prior to the Effective Time:

(a)	by mutual consent of NT and NEWFAIR;

(b)       by either NT or NEWFAIR if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Exchange shall have become final and non-appealable; or

(c)       by either NT or NEWFAIR if the Exchange shall not have been consummated before September 1, 2005.

6.2       Effect of Termination. In the event of termination of this Agreement by either NEWFAIR or NT as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

6.3       Amendment. This Agreement may be amended by mutual agreement of NT, NEWFAIR and the SHAREHOLDERS, provided that in the case of NT and NEWFAIR, any such amendment must authorized by their respective Boards of Directors, and to the extent required by law, approved by their respective shareholders. Any such amendment must be by an instrument in writing signed on behalf of each of the parties hereto.

6.4       Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VII

GENERAL PROVISIONS

7.1       Survival of Representations, Warranties and Agreements. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of one year from the date of this Agreement.

7.2       Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	If to NT and ALAN LEW:

385 Freeport#1

Sparks, NV, 89431

(b)	If to NEWFAIR:

Unit 507
Commercial House
No. 35 Queen’s Road Central
Hong Kong

(c)	If to the SHAREHOLDERS, at their respective addresses specified on Exhibit A.

7.3       Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

7.4       Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

7.5       Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

7.6       Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Nevada state court or any federal court in the State of Nevada in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

7.7       No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

7.8       Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

7.9       Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

ARTICLE VIII

INDEMNIFICATION

8.1       NTHH Stockholders Indemnification. For a period of one year after the Closing, each of the NTHH Stockholders (each an “Indemnifying Party” with respect to the NTHH Stockholders Indemnification) jointly hereby agrees to indemnify NewFair, the NewFair Stockholders and each of the officers, agents and directors of NewFair or the NewFair Stockholders against any loss, liability, claim, damage or expense (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (each an “Indemnified Party” with respect to the NTHH Stockholders Indemnification) to which it or they may become subject arising out of or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by NTHH and/or the NTHH Stockholders herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets of NTHH prior to the Closing; or (B) the operations of NTHH prior to the Closing (the “NTHH Stockholders Indemnification”). In order to secure the payment of the NTHH Stockholders Indemnification, the Newfair has agreed to allow all the assets and liabilities to be put into PNC LABS, INC., then entered into an Agreement with Alan Lew to dispose of all the assets and liabilities of PNC labs (the “Undertaking Agreement”).

8.2       NewFair and NewFair Stockholders Indemnification. For a period of one year after the Closing, each of NewFair and the NewFair Stockholders (each an “Indemnifying Party” with respect to the NewFair Indemnification) jointly hereby agrees to indemnify NTHH and each of the officers, agents and directors of NTHH against any loss, liability, claim, damage or expense (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (each an “Indemnified Party” with respect to the NewFair Indemnification) to which it or they may become subject arising out of or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by NewFair and/or the NewFair Stockholders herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets of NewFair or the NewFair Stockholders prior to the Closing; or (B) the operations of NewFair or the NewFair Stockholders prior to the Closing (the “NewFair Indemnification”).

8.3       Indemnification Procedures. If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party. The Indemnifying Party will not be liable to any Indemnified Party under this Article 8 for any settlement by an Indemnified Party effected without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld or delayed; or to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party’s indemnification pursuant to this Article 8.

IN WITNESS WHEREOF, this Agreement for Share Exchange has been signed by the parties set forth below as of the date set forth above.

NT HOLDING CORP

By: /s/ Alan Lew

__________, Authorized Officer

Date: August___, 2005

NEWFAIR ASSOCIATES LIMITED

By: /s/Ivan Wong

_________, Authorized Officer

Date: August__, 2005

SHAREHOLDERS:

IW ASSET MANAGEMENT LIMITED

By:______________________________

PERFECT FIELD LIMITED

By:______________________________

EXHIBIT A

SHAREHOLDER	NUMBER OF SHARES

IW Asset Management Limited	15,957,280

Kong Kwan Tung	3,489,320

Michael Chin Som Hsia	500,000

Rick Key International Investment Limited	1,152,400

Investing in Industry, Inc.	157,500

Robert Papiri	157,500

Alan Lew	200,000

EXHIBIT B

Alan Lew

Communications Holding Corp.

Sonya Fukuda

Ed Wong

Aaron Etra

Andre Todd

EXHIBIT C

ALAN LEW

385 Freeport #1

Sparks, NV 89431

August 16, 2005

NT Holding Corp. and PNC Lab, Inc.

385 Freeport #1

Sparks, NV 89431

Gentlemen:

I, Alan Lew, hereby personally undertake and acknowledge personal responsibility to pay any and all debts, liabilities and other obligations of each of NT Holding Corp and PNC Lab, Inc. as of the date hereof. I acknowledge that I have received 200,000 shares of NT Holding Corp as consideration for this personal undertaking.

Very truly yours,

Alan Lew